CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated December 26, 2014 relating to the financial statements of Municipal Bond Inflation Strategy Portfolio, Bond Inflation Strategy Portfolio, and All Market Real Return Portfolio (formerly known as Real Asset Strategy Portfolio) (each a portfolio of AB Bond Fund, Inc. (formerly known as AllianceBernstein Bond Fund, Inc.)) for the fiscal year ended October 31, 2014 which are incorporated by reference in this Post-Effective Amendment No. 135 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.


                                                          /s/ ERNST & YOUNG LLP




New York, New York
January 27, 2015